CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cathay Merchant Group, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1)

the Quarterly Report on Form 10-QSB of the Company for the three month period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2006	By: /s/ Michael J. Smith

Michael J. Smith
Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cathay Merchant Group, Inc. and will be retained by Cathay Merchant Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.